Exhibit 10.20.1

2016 LONG-TERM INCENTIVE PLAN
OF
NOBLE MIDSTREAM PARTNERS LP

EMPLOYEE
RESTRICTED UNIT AGREEMENT
[THREE YEAR TIME VESTED]
THIS AGREEMENT is made and entered into as of ________________________, by and between NOBLE MIDSTREAM GP LLC, a Delaware limited partnership (the “Company”), which serves as the general partner of Noble Midstream Partners LP, a Delaware limited partnership (the “Partnership”), and ______________________ (the “Employee”).
WHEREAS, the Noble Midstream Partners LP 2016 Long-Term Incentive Plan, as amended from time to time (the “Plan”), which is incorporated by reference as a part of this Agreement and a copy of which has been provided to Employee, provides for the grant of restricted common units of the Partnership (“Units”) to Employees (as defined in the Plan) upon the terms and conditions specified under the Plan; and
WHEREAS, Employee is an Employee (as defined in the Plan) of the Company or of one of its Affiliates who has been granted an award of restricted Units pursuant to the Plan, which grant is evidenced hereby;
NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows with respect to such award:
1.Restricted Unit Award. On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth and specified in the Plan, the Company hereby awards to Employee, and Employee hereby accepts, a restricted Unit award (the “Award”) of __________ Units (the “Restricted Units”). The Award is made effective as of January 31, 2020 (the “Effective Date”). The Restricted Units shall be issued in book-entry or unit certificate form in the name of Employee as of the Effective Date. The Restricted Units shall be held by the Company in escrow for Employee’s benefit until such time as the Restricted Units are either forfeited by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement. Employee shall not retain physical custody of any certificates representing Restricted Units until such time as the restrictions on such Restricted Units terminate as set forth in this Agreement. Employee, by acceptance of the Award, shall be deemed to appoint, and does so appoint, the Company and each of its authorized representatives as Employee’s attorney(s)-in-fact to effect any transfer of forfeited Restricted Units to the Company as may be required pursuant to the Plan or this Agreement, and to execute such representations or other documents or assurances as the Company or such representatives deem necessary or advisable in connection with any such transfer. To the extent allowable by applicable law, the Company, or its designee, shall not be liable for any act it may do or omit to do with respect to holding the Restricted Units in escrow while acting in good faith in the exercise of its judgment.

2.Vesting and Forfeiture.
a.    The Restricted Units shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall, except as provided otherwise herein or in the Plan:

i.	end on the first anniversary of the Effective Date with respect to one third (1/3) of the Restricted Units;
ii. end on the second anniversary of the Effective Date with respect to an additional one third (1/3) of the Restricted Units; and
iii. end on the third anniversary of the Effective Date with respect to all remaining outstanding unvested Restricted Units.
b.    During the Restricted Period, the Restricted Units shall be subject to forfeiture by Employee to the Company as provided in the Plan and this Agreement, and Employee may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Units or any right with respect thereto.
c.    If Employee remains an Employee (as defined in the Plan) of the Company or of one of its Affiliates throughout the Restricted Period, the restrictions applicable hereunder to the Restricted Units shall terminate, and as soon as practicable after the end of the Restricted Period, the Restricted Units shall be delivered to Employee free of such restrictions together with any distributions with respect to such Restricted Units held by the Company as provided in Section 3 of this Agreement.
d.    If Employee’s Service is terminated for Cause during the Restricted Period, then all unvested Restricted Units outstanding at such time, and any distributions with respect to unvested Restricted Units held as provided in Section 3 of this Agreement, shall be forfeited and transferred by Employee to the Company.
e.    If Employee ceases to be an Employee (as defined in the Plan) of the Company or of one of its Affiliates during the Restricted Period for any reason other than as set forth in the following sentence of this Section 2(e) or in Section 2(f), the Restricted Units (and any distributions with respect to such Restricted Units held as provided in Section 3 of this Agreement) shall be forfeited and transferred by Employee to the Company. If Employee dies or suffers a Disability during the Restricted Period while in Service as an Employee (as defined in the Plan), all restrictions applicable to the Restricted Units shall terminate, and as soon as practicable thereafter, the Restricted Units shall be delivered to Employee free of such restrictions (or in the event of Employee’s death, to Employee’s estate) together with any distributions with respect to such Restricted Units then being held by the Company as provided in Section 3 of this Agreement.
f.    If, following a Change of Control during the Restricted Period, Employee’s Service is terminated without Cause (at a time when Employee is otherwise willing and able to continue Service), the restrictions applicable to the Restricted Units shall terminate, and the Restricted Units

(and/or any successor securities or other property attributable to the Restricted Units that may result from the Change in Control), together with any distributions with respect to such Units then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Employee free of such restrictions or paid, as applicable, as soon as practicable thereafter.
3.Rights as Unitholder. Subject to the provisions of the Plan and this Agreement, upon the issuance of the Restricted Units to Employee, Employee shall become the owner thereof for all purposes and shall have all rights as a unitholder, including voting rights and the right to receive distributions, with respect thereto. If the Partnership makes a distribution of any kind with respect to the Units constituting the Restricted Units, then the Partnership shall make such distribution with respect to the Restricted Units; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Restricted Units until either the Restricted Units are forfeited and transferred by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement. If the Restricted Units with respect to which a distribution was made are forfeited by Employee pursuant to the provisions hereof, then such distribution is also forfeited and transferred to the Company. If the restrictions that imposed a substantial risk of forfeiture applicable to the Restricted Units with respect to which a distribution was made terminate in accordance with this Agreement, then Employee shall be entitled to receive the amount held back with respect to such distribution, without interest, and such amount shall be delivered to Employee as soon as practicable (but in no event later than sixty (60) days) after the termination of such restrictions.
4.Acceptance. Employee must accept the Award by executing this Agreement by April 30, 2020. If Employee fails to accept the Award by such date, then, any provision of this Agreement to the contrary notwithstanding, all Restricted Units shall be forfeited and transferred by Employee to the Company and the Award will become null and void. By electronically executing this Agreement, Employee agrees that he or she is bound by, and will comply with, all of the terms and condition of the Plan as well as the terms of this Agreement as a condition of his or her continuing Service as an Employee (as defined in the Plan).
5.No Guarantee of Continued Service. No provision of this Agreement or the Plan shall confer any right upon Employee to continue in Service as an Employee (as defined in the Plan) or otherwise, or interfere in any way with the right of the Company, the Partnership, or their respective Affiliates, (subject to the terms of any separate agreement to the contrary) at any time to terminate such Service, to change the terms and conditions of such Service, or to increase or decrease the compensation of Employee from the rate in existence at the date of this Agreement.
6.Confidentiality and Non-Disclosure Covenants.
a.    Acknowledgement About Confidential Information. Employee understands and acknowledges that, during the course of his or her Service as an Employee (as defined in the Plan), the Company, the Partnership, or their respective Affiliates will continue to provide him or her with access to previously undisclosed confidential, trade secret, and proprietary documents, materials, data, and other information, in tangible and intangible form, of and relating to such Service, as well as existing and prospective employees, customers, suppliers, investors, and other associated third parties (“Confidential Information”).

b.    Definition of Confidential Information. For purposes of this Agreement, Confidential Information includes, without limitation, all non-public information disclosed or made available to Employee that gives the Company, the Partnership, or their respective Affiliates a competitive advantage in their industry and is not generally known or readily ascertainable by independent investigation, such as methods of operation and service; leases and opportunities pertaining to the lease; information relating to the acquisition, exploration, production, gathering, transporting, marketing, treating, or other processing of hydrocarbons and related products; the exploration potential of geographical areas on which hydrocarbon exploration prospects are located; information related to developing, constructing, acquiring, or operating midstream oil, natural gas, or produced water assets; technical information including inventions, computer programs, computer processes, methods of collecting, correlating and using geophysical data, computer codes, software, website structure and content, databases, formulae, designs, compilations of information and data, proprietary production processes, and know-how related to operations; financial information including margins, earnings, accounts payable, and accounts receivable; business information including business plans, expansion plans, business proposals, pending projects, pending proposals, sales data, and leases; supplier and customer information, including supplier and customer lists and identities, prices, costs, and negotiated terms; research and development and new materials research; information regarding personnel and employment policies and practices including employee lists, contact information, performance information, compensation data, benefits data, and training programs; and information regarding independent contractors and subcontractors including independent contractor and subcontractor lists, contact information, compensation, and agreements. Confidential Information also includes all information contained in any manual or electronic document or file created by the Company, the Partnership, or their respective Affiliates and provided or made available to Employee. Employee understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.
c.    Confidential Information Exclusions. Employee understands that Confidential Information shall not include any information in the public domain, through no disclosure or wrongful act of Employee, to such an extent as to be readily available to competitors. Employee likewise understands that Confidential Information disclosed hereunder shall not be deemed to be within the foregoing exception solely because the Confidential Information is embraced by more general information in the public domain; neither will a combination of features be deemed within the foregoing exception merely because individual features are in the public domain.
d.    Non-Disclosure and Non-Use Covenants. Employee agrees and covenants: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any third party not having a business need to know in order to fulfill duties to the Company, the Partnership, or their respective Affiliates and authority to know and use the Confidential Information in connection with the business of the Company, the Partnership, or their respective Affiliates; and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company, the Partnership, or their respective Affiliates, except as required in the performance of his or her authorized employment duties to the Company, the Partnership, or their respective Affiliates.
e.    Covenant to Return Confidential Information and Other Company Property. Upon (i) the voluntary or involuntary termination of Employee’s Service for the Company, the Partnership, or their respective Affiliates or (ii) the Company’s request at any time during his or her Service, Employee agrees to (A) provide or return to the Company any and all property of the Company, the Partnership, and their respective Affiliates, including all copies of software in any media, reports, files, compilations, disks, thumb drives or other removable information storage devices, hard drives, and data and all documents and materials belonging to the Company, the Partnership, and their respective Affiliates and stored in any fashion, including but not limited to those that constitute or contain any Confidential Information, that are in Employee’s possession or control, whether they were provided to Employee by the Company, the Partnership, their respective Affiliates, or any of their business associates or created by Employee in connection with his or her Service to the Company, the Partnership, or their respective Affiliates; and (B) delete or destroy all copies of any such documents and materials not returned to the Company, the Partnership, or their respective Affiliates that remain in Employee’s possession or control, including those stored on any non-Company devices, networks, storage locations and media in Employee’s possession or control.
f.    Duration of Covenants. Employee understands and acknowledges that his or her obligations under this Agreement with regard to any particular Confidential Information shall continue during and after his or her Service as an Employee of the Company, the Partnership, or their respective Affiliates until such time as such Confidential Information has become public knowledge other than as a result of his or her breach of this Agreement.
g.    Immunity and Other Permitted Activities. Notwithstanding any other provision of this Agreement, nothing in this Agreement is intended to, or does, preclude Employee from (i) contacting, reporting to, responding to an inquiry from, filing a charge or complaint with, communicating with, or otherwise participating in an investigation conducted by, any other federal, state, or local governmental agency, commission, or regulatory body, including, without limitation the Securities and Exchange Commission (“SEC”); (ii) giving truthful testimony or making statements under oath in response to a subpoena or other valid legal process or in any legal proceeding; (iii) otherwise making truthful statements as required by law or valid legal process; (iv) engaging in any concerted or other legally protected activities; or (v) disclosing a trade secret in confidence to a governmental official, directly or indirectly, or to an attorney, if the disclosure is made solely for the purpose of reporting or investigating a suspected violation of law. Accordingly, Employee will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (I) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (II) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Employee likewise understands that, if he or she files a lawsuit for retaliation by the Company, the Partnership, or their respective Affiliates for reporting a suspected violation of law, he or she may disclose their trade secret(s) to his or her attorney and use the trade secret information in the court proceeding, if he or she (x) files any document containing the trade secret under seal; and (y) does not disclose the trade secret, except pursuant to court order. In accordance with applicable law, and notwithstanding any other provision of this Agreement, nothing in this Agreement or any policies or agreements of the Company, the Partnership, or their respective Affiliates applicable to Employee (1) impedes Employee’s right to communicate with the SEC or any other governmental agency about possible violations of federal securities or other laws or regulations or (2) requires Employee to provide any prior notice to the Company, the Partnership, or their respective Affiliates or obtain their prior approval before engaging in any such communications.
7.Non-Solicitation Covenants. In connection with Employee’s acceptance of the Award under the Plan, and in exchange for the consideration provided hereunder, and in consideration of the Company, the Partnership, and/or their respective Affiliates disclosing and providing access to Confidential Information, Employee agrees that he or she will not, during his or her Service with the Company, the Partnership, or their respective Affiliates, and for one year thereafter, directly or indirectly, for any reason, for his or her own account or on behalf of or together with any other person, entity or organization (i) call on or otherwise solicit any natural person who is employed by the Company, the Partnership, or their respective Affiliates in any capacity with the purpose or intent of attracting that person from the employ of the Company, the Partnership, or their respective Affiliates, (ii) call on or otherwise solicit or induce any natural person who is a non-employee independent contractor or subcontractor of, or other service provider to, the Company, the Partnership, or their respective Affiliates in any capacity with the purpose or intent of inducing such person to breach any agreement or contract with, or discontinue or curtail his or her business relationship with, the Company, the Partnership, or their respective Affiliates, or (iii) call on or otherwise solicit or induce any established customer of the Company, the Partnership, or their respective Affiliates or other service provider of the Company, the Partnership, or their respective Affiliates to breach any agreement or contract with, or discontinue or curtail his, her, or its business relationships with, the Company, the Partnership, or their respective Affiliates, without, in each case of (i), (ii), or (iii), the prior written consent of the Company. Notwithstanding the previous sentence, the post-Service restrictions described in (i), (ii), and (iii) of the previous sentence apply only to those persons or established customers with whom Employee had material contact relating to the business of the Company, the Partnership, or their respective Affiliates, or about whom Employee had access to Confidential Information, within 12 months before the termination of his or her Service with the Company, the Partnership, or their respective Affiliates.
8.Non-Disparagement Covenants.
a.    Non-Disparagement. Employee agrees that he or she will not, directly or indirectly, make any public or private statements (whether orally, in writing, via electronic transmission or otherwise) that disparage, denigrate, or malign the Company, the Partnership, or their respective Affiliates; any of the businesses, activities, operations, affairs, reputations or prospects of any of the foregoing; or any of the respective officers, employees, directors, managers, partners, agents, members or shareholders of any of the foregoing.
b.    Exceptions. The obligation under this Section will not be violated by truthful statements that Employee makes (i) as permitted by this Agreement or applicable law that may supersede the terms of this Agreement, (ii) to any governmental authority in connection with legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (iii) in connection with a performance review or performance discussions.
9.Remedies.
a.    Remedies. In the event of a breach or threatened breach by Employee of any covenants in this Agreement, the Company, the Partnership, and their respective Affiliates shall be entitled to equitable relief (without the need to post a bond or prove actual damages) by temporary restraining order, temporary injunction, or permanent injunction or otherwise, in addition to all other legal and equitable relief to which they may be entitled, including any and all monetary damages which the Company, the Partnership, or their respective Affiliates may incur as a result of such breach, violation, or threatened breach or violation. The Company, the Partnership, and their respective Affiliates may pursue any remedy available to them concurrently or consecutively in any order as to any breach, violation, or threatened breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any other of such remedies as to such breach, violation, or threatened breach or violation, or as to any other breach, violation, or threatened breach or violation.
b.    Tolling. If Employee breaches any of covenants in this Agreement pertaining to non-competition or non-solicitation, the time periods pertaining to such covenants will be suspended and will not run in favor of Employee from the time he or she first breached such covenants until the time when he or she ceases such breach.
c.    Clawback. To the extent required by applicable law or any applicable securities exchange listing standards, or as otherwise determined by the Company, Employee’s Award is subject to the provisions of any clawback policy implemented by the Company, the Partnership, or their respective Affiliates, which clawback policy may provide for forfeiture, repurchase, and/or recoupment of the Award and amounts paid or payable pursuant to or with respect to Awards, including without limitation in connection with Employee’s breach of any covenants in this Agreement. Notwithstanding any provision of this Agreement or the Plan to the contrary, the Company, the Partnership, and their respective Affiliates reserve the right, without Employee’s further consent, to adopt any such clawback policies and procedures, including policies and procedures applicable to the Plan or this Agreement with retroactive effect. Any clawback of the Award shall be in addition to any other legal and equitable rights and remedies to which the Company, the Partnership, and their respective Affiliates may have under this Agreement or at law or equity in connection with any breach of any covenants in this Agreement.
10.Assignment. The Company may assign all or any portion of its rights and obligations under this Agreement. The Award, the Restricted Units, and the rights and obligations of Employee under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee other than by will or the laws of descent and distribution.

11.No Section 83(b) Election. Employee agrees not to make an election with the Internal Revenue Service under Section 83(b) of the Code with respect to the Restricted Units.
12.Tax Withholding. No issuance of an unrestricted Unit (or payment of any distributions with respect to such Units held as provided in Section 3 of this Agreement) shall be made or paid pursuant to this Agreement until Employee has paid or made arrangements approved by the Company to satisfy in full the applicable tax withholding requirements of the Company or Affiliate thereof with respect to such event.
13.Binding Effect. This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Employee and Employee’s heirs, devisees, executors, administrators and personal representatives.
14.Notices. All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith. Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received. The Company or Employee may change, at any time and from time to time, by written notice to the other, the address that the Company or Employee had theretofore specified for receiving notices. Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Employee at Employee’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention: Corporate Secretary”.
15.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflict of laws.
16.Further Assurances. Employee agrees to execute such additional instruments and to take all such further action as may be reasonably requested by the Company, the Partnership, or their respective Affiliates to carry out the intent and purposes of this Agreement.
17.Subject to Plan. The Award, the Restricted Units and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time. In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control. Capitalized terms not defined in this Agreement shall have the meaning set forth in the Plan.
18.Entire Agreement. This Agreement and the Plan constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

19.Severability and Reformation.
a.    Severability. The provisions of this Agreement are severable, and if any one or more provisions may be determined by any court of competent jurisdiction to be invalid or otherwise unenforceable, in whole or in part, the remaining provisions or parts of this Agreement shall nevertheless be binding and enforceable upon the parties to the fullest extent permitted by applicable law.
b.    Reformation. If any provision contained in this Agreement is found by a court of competent jurisdiction to contain limitations as to time or scope of activity that are not reasonable and impose a greater restraint than is necessary to protect the Confidential Information, goodwill, or other legitimate business interests of the Company, the Partnership, or their respective Affiliates, then the court shall reform the covenant to the extent necessary to cause the limitations contained in the covenant as to time and scope of activity to be restrained to be reasonable and to impose a restraint that is not greater than necessary to protect the Confidential Information, goodwill, and other legitimate business interests of the Company, the Partnership, and their respective Affiliates.
20.Waiver. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.
21.Descriptive Headings and References. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.
22.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
23.Electronic Documentation. Any provision of this Agreement to the contrary notwithstanding, provisions in this Agreement setting forth a requirement for delivery of a written notice, agreement, consent, acknowledgement, or other documentation in writing, including a written signature, may be satisfied by electronic delivery of such notice, agreement, consent, acknowledgement, or other documentation, in a manner that the Board has prescribed or that is otherwise acceptable to the Board, provided that evidence of the intended recipient’s receipt of the electronic delivery is available to the Board and that such delivery is not prohibited by applicable laws and regulations.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.

NOBLE MIDSTREAM GP LLC

By:
Name:
Title:

EMPLOYEE

Employee Signature

Employee Printed Name

* * * * *

By clicking the Accept button, I am confirming that I accept the Award and that I have read and understand and agree to be bound by the terms of this Agreement and the Plan as if I had manually signed this Agreement. I am also consenting to receive all related information in electronic form.

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